EXHIBIT 11

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Form 1-A of Andrew Arroyo Real Estate Inc. (the "Company”) of our report dated October 7, 2024, relating to the financial statements of the Company as of and for the years ended December 31, 2023 and 2022.

/s/ Ramirez Jimenez International CPAs

Irvine, California

October 11, 2024